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                                EXHIBIT (23)(E)
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               [LETTERHEAD OF NORMAN BACKUES & ASSOCIATES, INC.]
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May 9, 1997


The Board of Directors
American Federal Savings & Loan Association of Sullivan
20 Hughes Ford Road
Sullivan, Missouri  63080

RE: FAIRNESS OPINION IN CONNECTION WITH ACQUISITION OF AMERICAN FEDERAL SAVINGS
    & LOAN ASSOCIATION OF SULLIVAN


We hereby consent to the inclusion as an appendix to the Registration Statement on Form S-4, and any pre-effective or post-effective amendments thereto, of Mid-Missouri Holding Company, Inc. ("Mid-Missouri"), of our fairness opinion dated March 20, 1997, concluding that the merger consideration to be issued in connection with the acquisition of American Federal Savings & Loan Association of Sullivan ("American Federal") by Mid-Missouri is fair, from a financial perspective, to the stockholders of American Federal. We also hereby consent to the reference of our firm in the Proxy Statement/Prospectus to be distributed to the stockholders of American Federal in connection with the foregoing acquisition.


Sincerley,

NORMAN BACKUES & ASSOCIATES, INC.


/s/ Jerry Backues

Jerry Backues
Vice President

JB/si